UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2016

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2016, Agilent Technologies, Inc. (the “Company”) closed the previously announced sale of $300 million in aggregate principal amount of its 3.050% Senior Notes due 2026 (the “Notes”) in an underwritten public offering (the “Offering”). The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209512) filed with the Securities and Exchange Commission on February 12, 2016, as supplemented by the prospectus supplement, dated September 15, 2016.

The Notes were issued pursuant to the Indenture, dated as of October 24, 2007 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the Eighth Supplemental Indenture, dated as of September 22, 2016, between the Company and the Trustee (the “Supplemental Indenture”) with the following principal terms.

The Notes were issued at a price to the public of 99.624% of their principal amount. The Notes will mature on September 22, 2026 and bear interest at a fixed rate of 3.050% per annum, payable semi-annually in arrears on March 22 and September 22 of each year, commencing on March 22, 2017. The Notes are unsecured and will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

The Notes are redeemable, in whole or in part at any time prior to June 22, 2026, at the Company’s option, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date: (a) 100% of the aggregate principal amount of the Notes to be redeemed on the redemption date; or (b) the sum of the present values of the remaining scheduled payments thereon discounted to the date of redemption, on a semi-annual basis, at the applicable Treasury Rate (as defined in the Supplemental Indenture) plus 25 basis points. If the Notes are redeemed on or after June 22, 2026, the redemption price will equal 100% of the aggregate principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest thereon to, but not including, the redemption date.  In addition, upon the occurrence of a Change of Control (as defined in the Supplemental Indenture) of the Company that results in a decrease of the ratings of the Notes by one of Fitch Ratings Ltd. (“Fitch”), Moody’s Investors Service Inc. (“Moody’s”) or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), such that the applicable Notes are rated below investment grade by each of Fitch, Moody’s and S&P, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to grant liens on certain assets to secure indebtedness, and to enter into sale and lease-back transactions, subject to certain exceptions.

The Notes are subject to customary events of default, including: (a) the Company’s failure to pay principal or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; (b) the Company’s failure to pay interest for 30 days after the interest becomes due and payable; (c) the Company’s failure to repurchase Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event (as defined in the Supplemental Indenture); (d) the Company’s failure to perform, or its breach of, any other covenant or warranty in the Indenture for 90 days after either the Trustee or holders of at least 25% in principal amount of the outstanding Notes have given the Company written notice of the default or breach in the manner required by the Indenture; (e) specified events involving the Company’s bankruptcy, insolvency or reorganization; and (f) (1) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its subsidiaries) outstanding in an amount in excess of $100 million and continuance of this failure to pay or (2) a default on any indebtedness of the Company (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (1) or (2) above.

The descriptions above are summaries and are qualified in their entirety by the Indenture, filed as Exhibit 4.01 to the Company’s Registration Statement on Form S-3 filed on October 24, 2007 (File No. 333-146892), and the Supplemental Indenture and the form of Note, filed as Exhibit No. 4.01 and 4.02 hereto, respectively, and, in each case, incorporated by reference herein.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.          Other Events.

In connection with the Offering, the Company is filing a legal opinion and consent as Exhibit No. 5.01 and Exhibit No. 23.01, respectively, to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.01	Eighth Supplemental Indenture, dated as of September 22, 2016, between the Company and U.S. Bank National Association
4.02	Form of Global Note for the Company’s 3.050% Senior Notes due 2026 (contained in Exhibit 4.01)
5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (contained in Exhibit No. 5.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date: September 22, 2016	By:	/s/ P. Diana Chiu
P. Diana Chiu Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.01	Eighth Supplemental Indenture, dated as of September 22, 2016, between the Company and U.S. Bank National Association
4.02	Form of Global Note for the Company’s 3.050% Senior Notes due 2026 (contained in Exhibit 4.01)
5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (contained in Exhibit No. 5.01)